CERTIFICATE of G.H. Giroux

I, G.H. Giroux, of 982 Broadview Drive, North Vancouver, British Columbia, do hereby certify that:

1)

I am a consulting geological engineer with an office at #1215 - 675 West Hastings Street, Vancouver, British Columbia.

 2)

I am a graduate of the University of British Columbia in 1970 with a B.A. Sc. and in 1984 with a M.A. Sc., both in Geological Engineering.

3)

I am a member in good standing of the Association of Professional Engineers and

Geoscientists of the Province of British Columbia.

4)

I have practised my profession continuously since 1970.  I have had over 30 years experience calculating mineral resources.  I have previously completed resource estimations on a wide variety of precious metal deposits both in B.C. and around the world, many similar to Livengood.

5)

I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of education, experience, independence and affiliation with a professional association, I meet the requirements of an Independent Qualified Person as defined in National Instrument 43-101.

 6)

This report titled “October 2008 Summary Report on the Livengood Project, Tolovana District, Alaska” dated October 28, 2008 (the “Technical Report”), is based on a study of the data and literature available on the Livengood Property.  I am responsible for Section 17 on the resource estimations completed in Vancouver during 2008.  I have not visited the property.

 7)

Prior to having been retained by ITH in 2007, I have not previously worked on this deposit.

 8)

As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9)

I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

10)

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 28th

 day of October, 2008

(signed)  Gary Giroux

[Sealed]

Signature of Qualified Person

Gary H. Giroux, M.A.Sc., P.Eng.

Print name of Qualified Person